Exhibit 99

News Release

Contact:	Brian W. Wingard
Interim Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS 2011 EARNINGS OF $15.1 MILLION, A 33% INCREASE OVER 2010

Clearfield, Pennsylvania – February 2, 2012

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the fourth quarter and for the year ended December 31, 2011. Highlights include the following:

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Net income of $15.1 million for the year ended December 31, 2011, or $1.23 per share, a 33% increase in net income and a 16% increase in diluted earnings per share over the year ended December 31, 2010.

•

Net income of $3.9 million for the quarter ended December 31, 2011, or $0.31 per share, a 32% increase in net income and a 35% increase in diluted earnings per share over the quarter ended December 31, 2010.

•

Returns on average assets and equity of 1.00% and 12.36%, respectively, for the year ended December 31, 2011. Returns on average assets and equity of 0.97% and 11.86%, respectively, for the quarter ended December 31, 2011.

•	Total loans of $849.9 million at December 31, 2011, an increase of $55.3 million, or 7.0%, compared to December 31, 2010, and an increase of $14.2 million, or 1.7%, compared to September 30, 2011.

•	Deposits of $1.35 billion at December 31, 2011, an increase of $191.0 million, or 16.4%, compared to December 31, 2010, and an increase of $56.3 million, or 4.3%, compared to September 30, 2011.

•	Cost of funds of 1.44% for the year ended December 31, 2011, compared to 1.78% for the year ended December 31, 2010.

Joseph B. Bower, Jr., President and CEO, commented, “CNB Financial Corporation continues to experience strong growth in earnings and assets. The core earnings derived from loans and deposits are, and have been, the backbone of this company. CNB is excited about the opportunities for new business in our existing markets during 2012.”

Net Interest Income and Margin

During the year ended December 31, 2011, net interest income increased $6.0 million, or 14.4%, compared to the year ended December 31, 2010. Net interest margin on a fully tax equivalent basis was 3.59% for the year ended December 31, 2011, compared to 3.65% for the year ended December 31, 2010. Increases in earning assets have been offset by decreases in the yield on earning assets. However, the growth in earning assets has outpaced the decline in net interest margin, providing CNB with higher net interest income.

Due to growth in core deposits, interest-bearing liabilities have grown significantly during the year ended December 31, 2011. Interest-bearing deposits as of December 31, 2011 grew $179.1 million, or 17.5%, as compared to December 31, 2010. However, interest expense for the year ended December 31, 2011 decreased by $1.5 million, or 7.8%, compared to the year ended December 31, 2010 as a result of decreases in the cost of core deposits in 2011 as well as CNB’s repayment and refinancing of long-term debt in 2010.

Asset Quality

During the year and three month periods ended December 31, 2011, CNB decreased its provision for loan losses as compared to the year and three month periods ended December 31, 2010. For the three month periods ended December 31, 2011 and 2010, the provision for loan losses was $2.3 million and $2.6 million, respectively. For the years ended December 31, 2011 and 2010, the provision for loan losses was $4.9 million and $5.2 million, respectively. The change was primarily attributable to a decrease in net chargeoffs from 2010 to 2011.

One relationship comprising two commercial loans became impaired in the second quarter of 2011, resulting in an increase in non-accrual loans of $4.2 million. The resulting provisions for loan losses were recorded in the periods in which the losses occurred, and a balance of $1.4 million was charged off in the fourth quarter of 2011.

Non-Interest Income

Net realized and unrealized securities gains during the year ended December 31, 2011 were $678 thousand, compared to net realized and unrealized securities gains of $1.8 million for the year ended December 31, 2010. During the years ended December 31, 2011 and 2010, other-than-temporary impairment charges of $398 thousand and $2.2 million, respectively, were recorded in earnings on structured pooled trust preferred securities. CNB’s remaining exposure in structured pooled trust preferred securities is $800 thousand at December 31, 2011 and no impairment charges were recorded in the second, third or fourth quarters of 2011. Excluding the effects of these securities transactions, non-interest income was $10.4 million for the year ended December 31, 2011, compared to $10.1 million for the year ended December 31, 2010.

Non-Interest Expenses

Total non-interest expenses increased $1.5 million, or 4.7%, during the year ended December 31, 2011 compared to the year ended December 31, 2010. Salaries and benefits expenses increased $1.6 million, or 10.2%, during the year ended December 31, 2011 compared to the year ended December, 2010, in part due to an increase in average full-time equivalent employees from 288 in 2010 to 297 in 2011. In addition, certain employee benefit expenses, such as health insurance premiums, continue to increase in line with market conditions.

Income taxes were $5.5 million in 2011, compared to $3.5 million in 2010, resulting in effective tax rates of 26.8% and 23.5%, respectively. The increase in the effective tax rate from 2010 to 2011 is attributable to a lower percentage of tax-exempt income in 2011 compared to pre-tax income.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.6 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a loan production office, a private banking division and 27 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; changes in the quality or composition of CNB’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting CNB’s operations, markets, products, services and prices. Some of these and other factors are discussed in CNB’s annual and quarterly reports previously filed with the SEC. Such factors could cause actual results to differ materially from those in the forward-looking statements.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended December 31,			Twelve Months Ended December 31,
				(unaudited)
	2011	2010	% change	2011	2010	% change
	(Dollars in thousands, except share and per share data)
Income Statement
Interest income	$16,808	$15,854	6.0%	$65,712	$61,147	7.5%
Interest expense	4,264	5,152	-17.2%	17,579	19,056	-7.8%

Net interest income	12,544	10,702	17.2%	48,133	42,091	14.4%
Provision for loan losses	2,264	2,559	-11.5%	4,937	5,158	-4.3%

Net interest income after provision for loan losses	10,280	8,143	26.2%	43,196	36,933	17.0%

Non-interest income
Wealth and asset management fees	466	574	-18.8%	1,691	1,829	-7.5%
Service charges on deposit accounts	1,104	1,109	-0.5%	4,233	4,226	0.2%
Other service charges and fees	425	348	22.1%	1,626	1,396	16.5%
Net realized and unrealized gains on securities for which fair value was elected	280	204	37.3%	64	162	-60.5%
Mortgage banking	229	449	-49.0%	735	814	-9.7%
Bank owned life insurance	256	200	28.0%	930	802	16.0%
Other	238	161	47.8%	1,224	1,002	22.2%

Total other-than-temporary impairment losses on available for sale securities	—	(318)	NA	(398)	(2,241)	-82.2%
Less portion of loss recognized in other comprehensive income	—	—	NA	—	—	NA

Net impairment losses recognized in earnings	—	(318)	NA	(398)	(2,241)	-82.2%
Net realized gains on available-for-sale securities	456	969	-52.9%	614	1,660	-63.0%

Net impairment losses recognized in earnings and realized gains on available-for-sale securities	456	651	-30.0%	216	(581)	NA

Total non-interest income	3,454	3,696	-6.5%	10,719	9,650	11.1%

Non-interest expenses
Salaries and benefits	4,443	3,997	11.2%	17,285	15,686	10.2%
Net occupancy expense of premises	1,038	1,122	-7.5%	4,416	4,326	2.1%
FDIC insurance premiums	290	417	-30.5%	1,259	1,619	-22.2%
Intangible amortization	—	10	NA	—	85	NA
Other	2,769	2,648	4.6%	10,322	10,082	2.4%

Total non-interest expenses	8,540	8,194	4.2%	33,282	31,798	4.7%

Income before income taxes	5,194	3,645	42.5%	20,633	14,785	39.6%
Income tax expense	1,325	719	84.3%	5,529	3,469	59.4%

Net income	$3,869	$2,926	32.2%	$15,104	$11,316	33.5%

Average diluted shares outstanding	12,332,755	12,209,973		12,279,617	10,609,142

Diluted earnings per share	$0.31	$0.23	34.8%	$1.23	$1.06	16.0%
Cash dividends per share	$0.165	$0.165	0.0%	$0.660	$0.660	0.0%

Payout ratio	53%	72%		54%	62%

Average Balances
Loans, net of unearned income	$843,884	$775,723		$819,766	$741,714
Total earning assets	1,486,356	1,287,187		1,407,744	1,204,407

	-30.5	-30.5	-30.5	-30.5	-30.5	-30.5
Total deposits	1,341,131	1,151,826		1,266,906	1,081,860
Shareholders’ equity	130,480	114,449		122,211	97,384

Performance Ratios
Return on average assets	0.97%	0.84%		1.00%	0.87%
Return on average equity	11.86%	10.23%		12.36%	11.62%
Net interest margin (FTE)	3.52%	3.48%		3.59%	3.65%
Net interest margin (FTE), excluding prepayment penalty of $707 thousand incurred in the 4th quarter of 2010	3.52%	3.70%		3.59%	3.71%

Loan Charge-Offs
Net loan charge-offs	$1,904	$2,569		$3,145	$4,133
Net loan charge-offs / average loans	0.90%	1.32%		0.38%	0.56%

	(unaudited)	(unaudited)
	December 31,	September 30,	December 31,	% change versus
	2011	2011	2010	9/30/11	12/31/10
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$849,883	$835,666	$794,562	1.7%	7.0%
Loans held for sale	1,442	1,049	4,451	37.5%	-67.6%
Investment securities	641,340	595,261	503,028	7.7%	27.5%
FHLB and other equity interests	6,537	6,594	6,415	-0.9%	1.9%
Other earning assets	3,895	3,851	15,665	1.1%	-75.1%

Total earning assets	1,503,097	1,442,421	1,324,121	4.2%	13.5%

Allowance for loan losses	(12,615)	(12,252)	(10,820)	3.0%	16.6%
Goodwill	10,821	10,821	10,821	0.0%	0.0%
Other assets	100,904	102,682	89,389	-1.7%	12.9%

Total assets	$1,602,207	$1,543,672	$1,413,511	3.8%	13.3%

Non interest-bearing deposits	$152,732	$152,127	$140,836	0.4%	8.4%
Interest-bearing deposits	1,201,119	1,145,435	1,022,032	4.9%	17.5%

Total deposits	1,353,851	1,297,562	1,162,868	4.3%	16.4%

Borrowings	74,456	75,424	106,507	-1.3%	-30.1%
Subordinated debt	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	21,391	19,635	13,871	8.9%	54.2%

Shareholders’ equity	131,889	130,431	109,645	1.1%	20.3%

Total liabilities and shareholders’ equity	$1,602,207	$1,543,672	$1,413,511	3.8%	13.3%

Ending shares outstanding	12,377,318	12,327,743	12,237,261

Book value per share	$10.66	$10.58	$8.96
Tangible book value per share (*)	$9.78	$9.70	$8.08

Capital Ratios
Tangible common equity / tangible assets (*)	7.61%	7.80%	7.05%
Leverage ratio	8.22%	8.44%	8.81%
Tier 1 risk based ratio	13.89%	14.03%	14.13%
Total risk based ratio	15.14%	15.28%	15.38%

Asset Quality
Non-accrual loans	$16,567	$17,270	$11,926
Loans 90+ days past due and accruing	441	1,834	889

Total non-performing loans	17,008	19,104	12,815
Other real estate owned	505	359	396

Total non-performing assets	$17,513	$19,463	$13,211

	-75.1	-75.1	-75.1	-75.1	-75.1
Non-performing assets / Loans + OREO	2.06%	2.33%	1.66%
Allowance for loan losses / Loans	1.48%	1.47%	1.36%

*	- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	(unaudited)	(unaudited)
	December 31,	September 30,	December 31,
	2011	2011	2010
	(Dollars in thousands, except share and per share data)
Shareholders’ equity	$131,889	$130,431	$109,645
Less goodwill	10,821	10,821	10,821

Tangible common equity	$121,068	$119,610	$98,824

Total assets	$1,602,207	$1,543,672	$1,413,511
Less goodwill	10,821	10,821	10,821

Tangible assets	$1,591,386	$1,532,851	$1,402,690

Ending shares outstanding	12,377,318	12,327,743	12,237,261

Tangible book value per share	$9.78	$9.70	$8.08
Tangible common equity/Tangible assets	7.61%	7.80%	7.05%